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                                    United States
                          Securities and Exchange Commission
                                Washington, D.C. 20549

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                                       FORM 8-K

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  May 5, 2000


                                2-INFINITY.COM, INC.
                (Exact name of registrant as specified in its charter)

                                       Colorado
                    (State or other jurisdiction of incorporation)

          000-27821                                    58-2230297
     (Commission File Number)                (IRS Employer Identification No.)


     4828 Loop Central Drive, Suite 150, Houston, Texas     77081
     (Address of principal executive offices)               (Zip Code)


                                    (713) 838-8853
                  Registrant's telephone number, including area code


            (Former name or former address, if changed since last report)

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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On May 5, 2000, 2-Infinity.com, Inc. (the "Company") engaged Mann Frankfort Stein & Lipp of Houston, Texas ("Mann Frankfort") as its principal independent accountants to audit the Company's financial statements. On the same date, the Company advised Jones, Jensen & Company of Salt Lake City, Utah ("Jones, Jensen") that it would no longer serve as the Company's independent accountant. The Company's Board of Directors approved the engagement of Mann Frankfort and the termination of Jones, Jensen on May 5, 2000.

Except for an explanatory paragraph with respect to substantial doubt about the Company's ability to continue as a going concern in the Company's consolidated financial statements as of and for the years ended December 31, 1999 and 1998 and from inception on November 14, 1995 through December 31, 1999, Jones, Jensen's reports on those financial statements of the Company have not contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements between the Company and Jones, Jensen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Jones, Jensen satisfaction, would have caused Jones, Jensen to make reference to the subject matter of such disagreements in connection with its report.

In connection with the filing of this Form 8-K, Jones Jensen was provided with a copy of this disclosure and was requested by the Company to furnish to the Company a letter addressed to the SEC stating whether Jones Jensen agrees with the above statements. A copy of Jones Jensen's letter to the SEC will be filed with the SEC within two business days after its receipt by the Company.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  May 9, 2000                2-INFINITY.COM, INC.

                                           By /s/ Kelly Nispel
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                                           Kelly Nispel, Chief Financial Officer